UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

928 Carmans Road

Massapequa, New York 11758

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06 par value	CDR	New York Stock Exchange
7-1/4% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpB	New York Stock Exchange
6-1/2% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Update on Transaction Litigation

As previously reported, on March 2, 2022 Cedar Realty Trust, Inc. (the “Company” or “Cedar”) entered into definitive agreements for the sale of certain of the Company’s assets (the “Grocery-Anchored Portfolio Sale”) and the subsequent merger of the Company (the “Company Merger”) with a wholly-owned subsidiary of Wheeler Real Estate Investment Trust, Inc. (“Wheeler”).

On April 8, 2022, several purported holders of the Company’s outstanding preferred stock filed a putative class action complaint against the Company, the Board of Directors of the Company (the “Board”), and Wheeler in Montgomery County Circuit Court, Maryland, entitled Sydney, et al. v. Cedar Realty Trust, Inc., et al., Case No. C-15-CV-22-00152. On May 6, 2022, plaintiffs in the Sydney action filed an amended complaint. The amended complaint alleges on behalf of a putative class of holders of the Company’s preferred stock, among other things, against the Company and the Board, claims for breach of contract with respect to the articles supplementary governing the terms of the Company’s preferred stock and breach of fiduciary duty, and, against Wheeler, tortious interference and aiding and abetting breach of fiduciary duty. The Sydney amended complaint seeks, among other things, (i) a declaration that holders of the Company’s preferred stock are entitled to exercise either their liquidation rights or conversion rights as set forth in the articles supplementary, (ii) compensatory damages, (iii) an injunction enjoining the distribution to the Company’s common shareholders of the proceeds of the Grocery-Anchored Portfolio sale, and (iv) an injunction enjoining the Company Merger. On May 6, 2022, the plaintiffs in Sydney filed a motion for a preliminary injunction to temporarily enjoin, until the final resolution of the litigation (i) the distribution of the gross proceeds from the Grocery-Anchored Portfolio Sale to the common stockholders, (ii) the closing of the Company Merger, and (iii) the imposition of a constructive trust over the gross proceeds from both the Grocery Anchored Portfolio Sale and the Company Merger. Also on May, 6, 2022, a purported holder of the Company’s outstanding preferred stock filed a putative class action complaint against the Company and the Board in the United States District Court for the District of Maryland, entitled Kim v. Cedar Realty Trust, Inc., et al., Civil Action No. 22-cv-01103. The complaint alleges on behalf of a putative class of holders of the Company’s preferred stock, among other things, claims for declaratory and injunctive relief with respect to the articles supplementary governing the terms of the Company’s preferred stock and breach of fiduciary duty. On May 11, 2022, Cedar, the Board and Wheeler removed the Sydney action to the United States District Court for the District of Maryland, Case No. 8:22-cv-01142-GLR. On May 16, 2022, the court ordered that a hearing on the Sydney plaintiffs’ motion for preliminary injunction will be held on June 22, 2022. On June 2, 2022, the plaintiffs in Kim filed a motion for a preliminary injunction (i) to require that the Company provide preferred shareholders with a vote to approve the Grocery-Anchored Portfolio Sale and the Company Merger, and (ii) requiring Cedar disclose to preferred shareholders that the Grocery-Anchored Portfolio Sale and Company Merger entitled the preferred stockholders to exercise their change of control conversion right. The court agreed to consolidate the Kim plaintiffs’ motion for preliminary injunction with the Sydney plaintiffs’ motion for preliminary injunction, and to hear arguments on both motions at the hearing on June 22, 2022.

On June 23, 2022, following a hearing on both the Sydney and Kim motions for preliminary injunction, the court issued an order denying both motions for preliminary injunction, holding that the plaintiffs in both cases were unlikely to succeed on the merits of any of their contractual or fiduciary duty claims, and that plaintiffs had not established that they would suffer irreparable harm if the injunction was denied.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer
(Principal executive officer)

Dated: June 23, 2022